UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2011

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2011, James Rosenthal was appointed the Chief Operating Officer of Morgan Stanley (the “Company”), effective immediately.  Mr. Rosenthal, 57, has served as Chief Operating Officer of Morgan Stanley Smith Barney and Head of Corporate Strategy for the Company since January 2010.  Previously, Mr. Rosenthal served as the Head of Firmwide Technology and Operations from March 2008 to January 2010.  Mr. Rosenthal joined the Company in March 2008 from Tishman Speyer, where he had served as Chief Financial Officer since 2006.  Prior to that position, he served in the Office of the Chairman at Pequot Capital from 2005 to 2006, was with Lehman Brothers from 1999 to 2005, where he was Head of Corporate Strategy and Corporate Development and a member of the Management Committee, and was with McKinsey & Company from 1986 to 1999, where he was a Senior Partner specializing in financial institutions.

Thomas R. Nides was confirmed by the United States Senate as Deputy Secretary of State for Management and Resources and no longer serves in the capacity of Chief Operating Officer of the Company as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	January 7, 2011	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary